SEARS CREDIT ACCOUNT TRUST 1991 C

8.65%  CREDIT ACCOUNT PASS-THROUGH CERTIFICATES

1994 ANNUAL STATEMENT

Pursuant to the terms of the letter issued by the Securities and Exchange Commission dated September 5, 1991 (granting relief to the Trust from certain reporting requirements of the Securities Exchange Act of 1934, as amended), aggregated information regarding the performance of Accounts and payments to Investor Certificateholders in respect of the Due Periods related to the twelve Distribution Dates which occurred in 1994 is set forth below.


  1) The total amount of the distribution to Investor
     Certificateholders during 1994, per $1,000 interest           $86.50

  2) The amount of the distribution set forth in paragraph
     1 above in respect of interest on the Investor
     Certificates,  per $1,000 interest.................           $86.50

  3) The amount of the distribution set forth in paragraph
     1 above in respect of principal on the Investor
     Certificates, per $1,000 interest..................            $0.00

  4) The aggregate amount of Collections of Principal
     Receivables processed during the related Due
     Periods............................................  $432,857,148.30

  5) The aggregate amount of Collections of Finance
     Charge Receivables processed during the
     related Due Periods................................  $128,792,115.61

  6) The aggregate amount of Collections of
     Principal Receivables processed during the
     related Due Periods which were allocated
     in respect of the Investor Certificates....          $318,784,927.28

  7) The aggregate amount of Collections of Finance
     Charge Receivables processed during the
     related Due Periods which were allocated in
     respect of the Investor Certificates...............   $95,532,206.89

  8) The aggregate amount of Collections of
     Principal Receivables processed during the
     related Due Periods which were allocated
     in respect of the Seller Certificate...............  $114,072,221.02

  9) The aggregate amount of Collections of Finance
     Charge Receivables processed during  the
     related Due Periods which were allocated in
     respect of the Seller Certificate..................   $33,259,908.72

  10)The excess of the Investor Charged-Off Amount
     over the sum of (i) payments in respect of the
     Available Subordinated Amount and (ii) Excess
     Servicing, if any  (an  "Investor  Loss"),  per
     $1,000 interest...................................             $0.00

  11)The aggregate amount of Investor  Losses in
     the Trust as of the end of the day on December
     15,1994, per $1,000 interest.......................            $0.00

  12)The total amount reimbursed to the Trust
     from the sum  of the Available subordinated
     Amount and Excess Servicing, if any, in
     respect of Investor Losses,  per $1,000
     interest...........................................            $0.00

  13)The amount of the Investor Monthly Servicing
     Fee payable by the Trust to the Servicer.........      $9,652,777.75

  14)The aggregate amount which was deposited in
     the Principal Funding Account in respect of
     Collections of Principal Receivables during
     the related Due Periods............................  $104,166,666.70

  15)The aggregate amount of Investment Income
     during the related Due Periods.....................      $877,058.99

  16)The total amount on deposited in the
     Principal Funding Account in respect of
     Collections of Principal Receivables, as of
     the end of the reportable year....................   $104,166,666.70

  17)The Deficit Accumulation Amount, as of the end
     of the reportable year.............................            $0.00

  18)The aggregate amount which was deposited
     in the Interest Funding Account in respect
     of Certificate Interest during the related
     Due Periods........................................   $43,250,000.04

  19)The total amount to be deposited in the
     Interest Funding Account in respect of
     Certificate Interest, as of the end of the
     reportable year....................................   $18,020,833.35